Exhibit 99.(g)(8)

Amendment Dated as of March 7, 2007 to the Global Custody Agreement between JP Morgan Chase Bank, N.A.  (as successor by operation of law in business to The Chase Manhattan Bank N.A.) (“JP Morgan” or “Custodian”) and Morgan Stanley Variable Investment Series formerly known as Morgan Stanley Dean Witter Variable Investment Series and Dean Witter Variable Investment Series (the “Fund”)

WHEREAS, The Custodian and the Fund have entered into a Global Custody Agreement dated as of February 28, 1991 (the “Global Custody Agreement”) on behalf of the European Equity Portfolio, formerly the European Growth Portfolio (the “Portfolio”),

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.     The fee schedule for the Global Custody Agreement is hereby deleted and replaced with the fee schedule attached hereto (effective October 1, 2006).

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY VARIABLE INVESTMENT SERIES, on behalf of the European Equity Portfolio

Attest:	/s/ Daniel E. Burton	By:	/s/ Ronald E. Robison
		Name:	Ronald E. Robison
		Title:	President and Principal Executive Officer

JP MORGAN CHASE BANK, N.A.

Attest:	/s/ Helen Robichaud	By:	/s/	Mark W. Kucera
		Name:		Mark W. Kucera
		Title:		Vice President

THE JPMORGAN CHASE BANK

FEE SCHEDULE

FOR

MORGAN STANLEY INVESTMENT ADVISORS

Revised as October 1, 2006

Custody Fee Schedule:

Market	Asset Charge (bps)	Transaction Charges	Threshold I	Tier II (bps)	Threshold II	Tier III (bps)
		(US$)	(US$)*		(US$)*
Argentina	20.00	75.00	150,000,000	17.00	187,500,000	13.60
Australia	1.50	30.00	650,000,000	1.20	812,500,000	0.90
Austria	3.00	40.00	225,000,000	2.40	281,250,000	1.80
Bahrain	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Bangladesh	35.00	85.00	100,000,000	29.75	125,000,000	23.80
Belgium	3.50	40.00	150,000,000	2.80	187,500,000	2.24
Bermuda	18.00	55.00	100,000,000	15.30	125,000,000	12.24
Botswana	40.00	73.00	100,000,000	34.00	125,000,000	27.20
Brazil	15.00	50.00	415,000,000	12.00	518,750,000	9.60
Bulgaria	35.00	75.00	100,000,000	29.75	125,000,000	23.80
Canada	1.50	20.00	150,000,000	1.28	187,500,000	1.02
Chile	22.00	50.00	100,000,000	18.70	125,000,000	14.96
China	20.00	50.00	100,000,000	17.00	125,000,000	13.60
Colombia	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Costa Rica	35.00	55.00	100,000,000	29.75	125,000,000	23.80
Croatia	40.00	75.00	100,000,000	34.00	125,000,000	27.20
Cyprus	25.00	55.00	100,000,000	21.25	125,000,000	17.00
Czech Republic	22.50	55.00	150,000,000	18.00	187,500,000	14.40
Denmark	2.15	35.00	150,000,000	1.61	187,500,000	1.21
Ecuador	45.00	55.00	100,000,000	38.25	125,000,000	30.60
Egypt	30.00	50.00	100,000,000	25.50	125,000,000	20.40
Estonia	34.00	75.00	100,000,000	28.90	125,000,000	23.12
Euro CDs	1.50	15.00	100,000,000	1.20	125,000,000	0.96
Euroclear	1.25	15.00	6,450,000,000	1.00	8,062,500,000	0.80
Finland	3.50	35.00	230,000,000	2.63	287,500,000	1.97
France	1.75	25.00	2,285,000,000	1.40	2,856,250,000	1.12
Germany	1.50	25.00	1,575,000,000	1.20	1,968,750,000	0.96
Ghana	40.00	80.00	100,000,000	34.00	125,000,000	27.20
Greece	20.00	40.00	150,000,000	17.00	187,500,000	13.60
Hong Kong	3.00	40.00	1,250,000,000	2.40	1,562,500,000	1.92
Hungary	25.00	55.00	150,000,000	20.00	187,500,000	15.00
Iceland	20.00	55.00	100,000,000	17.00	125,000,000	13.60
India	16.00	45.00	1,470,000,000	13.60	1,837,500,000	10.88
Indonesia	10.00	60.00	150,000,000	8.00	187,500,000	6.00
Ireland	1.25	17.50	205,000,000	1.06	256,250,000	0.85
Israel	25.00	50.00	150,000,000	20.00	187,500,000	16.00
Italy	3.50	30.00	445,000,000	2.98	556,250,000	2.38
Ivory Coast	45.00	85.00	100,000,000	38.25	125,000,000	30.60
Jamaica	11.00	70.00	100,000,000	9.35	125,000,000	7.48
Japan	1.35	18.00	5,550,000,000	1.15	6,937,500,000	0.92
Jersey	35.00	85.00	100,000,000	29.75	125,000,000	23.80
Jordan	30.00	90.00	150,000,000	25.50	187,500,000	20.40
Kazakhstan	45.00	85.00	100,000,000	38.25	125,000,000	30.60
Kenya	40.00	82.00	100,000,000	34.00	125,000,000	27.20
Korea	10.50	30.00	1,000,000,000	8.93	1,250,000,000	7.14
Latvia	30.00	55.00	100,000,000	25.50	125,000,000	20.40

Market	Asset Charge (bps)	Transaction Charges	Threshold I	Tier II (bps)	Threshold II	Tier III (bps)
Lebanon	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Lithuania	30.00	57.50	100,000,000	25.50	125,000,000	20.40
Luxembourg	3.50	40.00	100,000,000	2.80	125,000,000	2.24
Malaysia	7.00	45.00	150,000,000	6.30	187,500,000	5.67
Malta	30.00	57.50	100,000,000	25.50	125,000,000	20.40
Mauritius	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Mexico	5.50	35.00	385,000,000	4.40	481,250,000	3.30
Morocco	30.00	90.00	150,000,000	27.00	187,500,000	24.30
Namibia	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Nepal	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Netherlands	3.00	25.00	1,665,000,000	2.55	2,081,250,000	2.04
New Zealand	2.00	35.00	185,000,000	1.60	231,250,000	1.28
Nigeria	45.00	85.00	100,000,000	38.25	125,000,000	30.60
Norway	3.75	35.00	150,000,000	3.00	187,500,000	2.25
Oman	45.00	100.00	150,000,000	38.25	187,500,000	30.60
Pakistan	30.00	85.00	150,000,000	25.50	187,500,000	20.40
Peru	35.00	85.00	100,000,000	29.75	125,000,000	23.80
Philippines	15.00	60.00	150,000,000	12.75	187,500,000	10.20
Poland	25.00	65.00	280,000,000	20.00	350,000,000	16.00
Portugal	12.00	45.00	150,000,000	10.20	187,500,000	8.16
Romania	40.00	80.00	100,000,000	34.00	125,000,000	27.20
Russia	22.00	75.00	150,000,000	18.70	187,500,000	14.96
Singapore	4.00	45.00	445,000,000	3.20	556,250,000	2.40
Slovakia	35.00	85.00	100,000,000	29.75	125,000,000	23.80
Slovenia	30.00	75.00	150,000,000	25.50	187,500,000	20.40
South Africa	4.50	30.00	730,000,000	3.60	912,500,000	2.70
Spain	4.25	40.00	600,000,000	3.40	750,000,000	2.55
Sri Lanka	20.00	55.00	100,000,000	17.00	125,000,000	13.60
Swaziland	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Sweden	3.50	30.00	600,000,000	2.98	750,000,000	2.23
Switzerland	3.25	30.00	1,525,000,000	2.76	1,906,250,000	2.21
Taiwan	13.00	70.00	683,000,000	11.70	853,750,000	10.53
Thailand	12.00	45.00	175,000,000	10.20	218,750,000	8.16
Tunisia	40.00	50.00	150,000,000	34.00	187,500,000	27.20
Turkey	12.50	50.00	465,000,000	10.63	581,250,000	8.50
Ukraine	45.00	85.00	100,000,000	38.25	125,000,000	30.60
United Arab Emirites	45.00	85.00	100,000,000	38.25	125,000,000	30.60
United Kingdom	1.25	17.50	6,750,000,000	1.06	8,437,500,000	0.85
United States	0.20	4.50	40,000,000,000	0.15	80,000,000,000	0.10
Uruguay	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Venezuela	35.00	85.00	100,000,000	29.75	125,000,000	23.80
Vietnam	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Zambia	40.00	80.00	100,000,000	34.00	125,000,000	27.20
Zimbabwe	35.00	70.00	100,000,000	29.75	125,000,000	23.80

* Asset charges  will be applied to the aggregate level of Morgan Stanley assets with JPMorgan.

Miscellaneous Fees & Out of Pocket Expenses:

Cash Movements	$6	for USD settlements
	$15	for non USD settlements

Registration/Transfer fees, Mauritius cash account administration and transfer charges, Stamp taxes/duties and any other out of pocket costs will be recharged to the Funds at cost, where incurred by JPMorgan.

NSDL India pass through charges for transactions will be absorbed by JPMorgan.

Earnings Credits:

Credits will be paid to the Funds at a rate based on the 90-Day Treasury bill rate less 1% on daily positive balances.  All interest is paid after a 10% Federal Reserve requirement is deducted from the balances. The credits earned are cumulative throughout JPMorgan Chase Bank’s fiscal year.  At the beginning of the new fiscal year, earnings credit balances are reset to zero.

Overdraft Rates:

Overdraft charges paid by the Funds will be calculated using the Federal Funds rate plus 50 basis points on daily negative balances.

Class Action Services:

Includes determing account eligibility, filing, processing rejected items, and monitoring and processing recoveries.

Flat fee of $500 per filing paid once claim is filed.

Other  Fees:

•                  Settlement of physical securities - $40

•                  Global Proxy Services per fund per vote executed

•                  USA free of charge

•                  All other countries $15

Notes:

All new business will be separately negotiated.  The Adviser shall contact its relationship manager if it plans to trade in new countries (i.e. countries that are not on the Fee Schedule).  If the Adviser’s relationship manager is not notified ahead of time, the relevant Fund will be charged at the Chase generic rate for each respective new country.